UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Western Reserve Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-764-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Western Reserve Bancorp, Inc. was held on May 17, 2012. Shareholders of record as of March 29, 2012 were entitled to vote. As of that date, there were 587,136 common shares issued and outstanding.

The following matters were considered and voted upon.

1)	Election of three (3) Class III Directors to serve until the 2015 Annual Meeting

Name	Votes For	Votes Withheld	Broker Nonvotes
Mark C. J. Davey	336,731	8,374	51,128
Glenn M. Smith	340,606	4,499	51,128
Thomas A. Tubbs	335,294	9,811	51,128

Each of the nominees was elected.

2)	Advisory Proposal to Approve the Compensation of the Company’s Executives

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
325,631	11,266	8,208	51,128

The proposal passed.

3)	Advisory Proposal to Approve the Selection of the Firm of Crowe Horwath LLP to Serve as the Company’s Independent Registered Public Accounting Firm for the 2012 Fiscal Year

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
394,646	0	1,587	0

The proposal passed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: May 23, 2012	Western Reserve Bancorp, Inc.

	By:	/s/ Cynthia A. Mahl
Cynthia A. Mahl, Executive Vice President and Chief Financial Officer